Execution

RECONSTITUTED SERVICING AGREEMENT

This Reconstituted Servicing Agreement (this “Agreement”) dated as of April 1, 2006, is by and among GREENWICH CAPITAL FINANCIAL PRODUCTS, INC. (“GCFP”), COUNTRYWIDE HOME LOANS, INC. (“CHL”) and COUNTRYWIDE HOME LOANS SERVICING LP, as servicer (the “Servicer” or “Countrywide Servicing”) and is acknowledged by DEUTSCHE BANK NATIONAL TRUST COMPANY, as trustee (the “Trustee”).

RECITALS

WHEREAS, GCFP has conveyed certain mortgage loans listed on Exhibit Two hereto (the “Serviced Loans”) to Greenwich Capital Acceptance, Inc. (“GCA” or the “Depositor”), which in turn has conveyed the Serviced Loans to the Trustee pursuant to a pooling agreement dated as of April 1, 2006 (the “Pooling Agreement”), among GCFP, GCA and the Trustee;

WHEREAS, the Serviced Loans were serviced by CHL for GCFP pursuant to a Master Mortgage Loan Purchase and Servicing Agreement, dated as of April 1, 2003 (the “MMLPSA”), as amended by that certain Amendment Number One, dated as of November 1, 2004 (the “Amendment Number One”) and as further amended on December 1, 2005 by that certain Amendment Reg AB to the Master Mortgage Loan Purchase and Servicing Agreement, dated as of December 1, 2005 (the “Amendment Reg AB,” and together with the MMLPSA and Amendment Number One, the “Servicing Agreement”), between GCFP and CHL;

WHEREAS, CHL has assigned its servicing rights under the Servicing Agreement with respect to the Serviced Loans to Countrywide Servicing;

WHEREAS, GCFP desires that Countrywide Servicing continue to service the Serviced Loans and Countrywide Servicing has agreed to do so;

WHEREAS, Section 24 of the Servicing Agreement provides that, subject to certain conditions set forth therein, GCFP may assign the Servicing Agreement to any person to whom any “Mortgage Loan” (as such term is defined in the Servicing Agreement) is transferred pursuant to a sale or financing.  Without limiting the foregoing, CHL has agreed, in Section 12 and Section 29 of the Servicing Agreement, to enter into additional documents, instruments or agreements as may be reasonably necessary in connection with any “Pass-Through Transfer” (as such term is defined in the Servicing Agreement) contemplated by GCFP pursuant to the Servicing Agreement;

WHEREAS, CHL, Countrywide Servicing and GCFP agree that this Agreement shall constitute a “Reconstitution Agreement” (as such term is defined in the Servicing Agreement) in connection with a Pass-Through Transfer that shall govern the Serviced Loans for so long as such Serviced Loans remain subject to the provisions of the Pooling Agreement;

NOW, THEREFORE, in consideration of the mutual promises contained herein the parties hereto agree as follows:

Definitions

Capitalized terms used and not defined in this Agreement (including Exhibit One hereto) or in the Servicing Agreement shall have the meanings ascribed to them in the Pooling Agreement.

Servicing

Countrywide Servicing agrees, with respect to the servicing of the Serviced Loans, to perform and observe the duties, responsibilities and obligations that are to be performed and observed by the Seller (as such term is defined in the Servicing Agreement) under the provisions of the Servicing Agreement, except as otherwise provided herein and on Exhibit One hereto, and that the provisions of the Servicing Agreement, as so modified, are and shall be a part of this Agreement to the same extent as if set forth herein in full.

Trust Cut-off Date

The parties hereto acknowledge that by operation of Section 11.17 of the Servicing Addendum to the Servicing Agreement (as modified by this Agreement) the remittance on May 18, 2006 to be made to the Trust Fund is to include all principal collections due after April 1, 2006 (the “Trust Cut-off Date”), plus interest thereon at the weighted average Mortgage Interest Rate collected during the immediately preceding Due Period, but exclusive of any portion thereof allocable to a period prior to the Trust Cut-off Date, and taking into account the adjustments specified in the first paragraph of Section 11.17 of the Servicing Addendum to the Servicing Agreement.

Servicing Fee

The Servicing Fee rate for the Serviced Loans shall be equal to 0.375% per annum (the “Servicing Fee Rate”).  The Servicing Fee shall be payable monthly from the interest portion (including recoveries with respect to interest from Liquidation Proceeds and other proceeds, to the extent permitted by Section 11.05 of the Servicing Addendum to the Servicing Agreement) of the related Monthly Payment collected by the Servicer (or as otherwise provided under Section 11.05 of the Servicing Addendum to the Servicing Agreement).

Recognition of the Trust Fund

1.

From and after the date hereof Countrywide Servicing and CHL shall recognize the HarborView 2006-3 Trust Fund (the “Trust Fund”) as the owner of the Serviced Loans, and Countrywide Servicing will service the Serviced Loans for the Trust Fund as if the Trust Fund and Countrywide Servicing had entered into a separate servicing agreement for the servicing of the Serviced Loans in the form of the Servicing Agreement.  Pursuant to the Pooling Agreement, the Trustee shall have the same rights (but not the obligations, except to the extent expressly set forth in the Pooling Agreement) as GCFP under the Servicing Agreement to enforce the obligations of Countrywide Servicing and CHL, including, without limitation, the enforcement of (i) the document delivery requirements set forth in Section 6.03 of the Servicing Agreement and (ii) remedies with respect to representations and warranties made by CHL in the Servicing Agreement, and shall be entitled to enforce all of the obligations of Countrywide Servicing and CHL thereunder insofar as they relate to the Serviced Loans.  CHL and Countrywide Servicing shall look solely to the Trust Fund for performance of any obligations of GCFP under the Servicing Agreement and the Trust Fund hereby assumes such obligations.  All references to the Purchaser under the Servicing Agreement insofar as they relate to the Serviced Loans, shall be deemed to refer to the Trust Fund.  Neither CHL nor GCFP shall amend or agree to amend, modify, waive, or otherwise alter any of the terms or provisions of the Servicing Agreement which amendment, modification, waiver or other alteration would in any way (i) affect the Serviced Loans or CHL’s performance under the Servicing Agreement with respect to the Serviced Loans without the prior written consent of the Trustee or (ii) materially and adversely affect the interests of the Certificateholders.

2.

The Trustee shall be entitled to terminate the rights and obligations of Countrywide Servicing under this Agreement, as provided in Section 14 (Default) of the Servicing Agreement.  Notwithstanding anything herein to the contrary, in no event shall the Trustee be required to assume any of the obligations of GCFP under the Servicing Agreement; and in entering into this Agreement, in connection with the performance by the Trustee of any duties it may have hereunder, and in the exercise by the Trustee of its rights the parties and other signatories hereto.  Without limitation of the foregoing, any provision of the Servicing Agreement requiring GCFP or the Trust Fund, as assignee of GCFP’s rights and obligations as “Purchaser” under the Servicing Agreement, to reimburse the Servicer for any costs or expenses shall be satisfied by the Servicer’s reimbursement of such costs or expenses from the Custodial Account.  Notwithstanding the foregoing, it is understood that Countrywide Servicing shall not be obligated to defend and indemnify and hold harmless the Trust Fund, GCFP and the Trustee against any losses, damages, penalties, fines, forfeitures, judgments and any related costs including, without limitation, reasonable and necessary legal fees, resulting from (i) actions or inactions of the Countrywide Servicing which were taken or omitted upon the instruction or direction of the Trust Fund’s designee, or (ii) the failure of the Trust Fund’s designee to perform the obligations of the “Owner” or “Purchaser” under the Servicing Agreement.

Warranties

GCFP, CHL and Countrywide Servicing mutually warrant and represent that, with respect to the Serviced Loans, the Servicing Agreement is in full force and effect as of the date hereof and has not been amended or modified in any way with respect to the Serviced Loans, except as set forth herein, and no notice of termination has been given thereunder.

Representations

Pursuant to Section 12 of the Servicing Agreement, CHL hereby represents and warrants, for the benefit of GCFP, GCA, the Trustee and the Trust Fund, that (i) the representations and warranties set forth in Section 7.01 of the Servicing Agreement (except with respect to Section 7.01(ix)) are true and correct in all material respects as of April 27, 2006 (the “Reconstitution Date”), as if such representations and warranties were made on such date and (ii) the representations and warranties set forth in Section 7.02 of the Servicing Agreement are true and correct in all material respects as of the Closing Date (as defined in the Servicing Agreement).  In addition, Countrywide Servicing shall make the representations and warranties listed on Exhibit Four hereto as of the Reconstitution Date.

CHL and Countrywide Servicing hereby acknowledge and agree that the remedies available to the Trust Fund (including the Trustee acting on the Trust Fund’s behalf) in connection with any breach of the representations and warranties made by CHL or Countrywide Servicing set forth above that materially and adversely affects the value of that Mortgage Loan and the interests of the Purchaser in such Mortgage Loan shall be as set forth in Subsection 7.03 of the Servicing Agreement as if they were set forth herein (including without limitation the repurchase and indemnity obligations set forth therein).  Such enforcement of a right or remedy by GCA on behalf of the Trust Fund shall have the same force and effect as if the right or remedy had been enforced or exercised by GCFP directly and the Trustee on behalf of the Trust Fund hereby consents to such enforcement by GCA.

Assignment

CHL and Countrywide Servicing hereby acknowledge that the rights of GCFP under the Servicing Agreement as amended by this Agreement will be assigned to GCA under a Mortgage Loan Purchase Agreement and by GCA to the Trust Fund under the Pooling Agreement and agree that the Mortgage Loan Purchase Agreement and the Pooling Agreement will each be a valid assignment and assumption agreement or other assignment document and will constitute a valid assignment and assumption of the rights and obligations of GCFP as “Purchaser” under the Servicing Agreement to GCA and the Trustee, on behalf of the Trust Fund, as applicable.  In addition, the Trust Fund has, or intends to, make a REMIC election.  CHL and Countrywide Servicing hereby consent to such assignment and assumption and acknowledge the Trust Fund’s REMIC election.

Notices

1.

All notices, consents, certificates, reports or certifications (collectively, “Written Information”) required to be delivered to the Purchaser under the Servicing Agreement and under this Agreement shall be delivered to the Trustee at the following address:

Deutsche Bank National Trust Company

1761 East St. Andrew Place

Santa Ana, California 92705

Attention:   HarborView 2006-3—GC06H3

Telephone:  (714) 247-6000

Facsimile:  (714) 247-6329

2.

All Written Information required to be delivered to the Depositor under the Servicing Agreement and under this Agreement shall be delivered to the Depositor at the following address:

Greenwich Capital Acceptance, Inc.

600 Steamboat Road

Greenwich, Connecticut 06830

Attention: Legal Department (HarborView 2006-3)

Telephone:  (203) 625-6072

Facsimile:   (203) 618-2163

3.

All amounts required to be remitted or distributed by the Servicer to the Trustee on behalf of the Trust Fund as the “Purchaser” under the Servicing Agreement and under this Agreement shall be made to the following wire account:

Deutsche Bank National Trust Company-Americas

ABA#:  021001033

Account Number:  01419663

Account Name:  NYLTD Funds Control/Stars West

Ref:  HarborView 2006-3

4.

All demands, notices and communications required to be delivered to CHL and Countrywide Servicing under the Servicing Agreement and this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, as follows:

In the case of CHL,

Countrywide Home Loans, Inc.

4500 Park Granada

Calabasas, California 91302

Attention:  Darren Bigby, Executive Vice President

In the case of Countrywide Servicing,

Countrywide Home Loans Servicing LP

400 Countrywide Way

Simi Valley, California 93065

Attention:  Lupe Montero

Acknowledgment by the Trustee and Covenant of GCA

The Trustee on behalf of the Trust Fund hereby acknowledges and consents to the provision of Written Information by Countrywide Servicing to the GCA pursuant to this Agreement; provided, however, in the event GCA requests Written Information that contains “non-public personal information” as defined in the Gramm-Leach Bliley Act, as amended, GCA hereby agrees that prior to receiving such Written Information, it shall execute a non-disclosure agreement  mutually agreeable to GCA, the Trustee on behalf of the Trust Fund and Countrywide Servicing.

Governing Law

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Counterparts

This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of which counterparts shall together constitute but one and the same instrument.

Reconstitution

CHL, Countrywide Servicing and GCFP agree that this Agreement is a Reconstitution Agreement executed in connection with a Pass-Through Transfer and that the April 27, 2006 is the Reconstitution Date.

Limited Role of the Trustee

The Trustee shall have no obligations or duties under this Agreement except as expressly set forth herein.  No implied duties on the part of the Trustee shall be read into this Agreement.  Nothing herein shall be construed to be an assumption by the Trustee of any duties or obligations of any party to this Agreement or the Servicing Agreement, the duties of the Trustee being solely those set forth in the Pooling Agreement.  The Trustee is entering into this Agreement solely in its capacity as Trustee under the Pooling Agreement and not individually, and there shall be no recourse against the Trustee in its individual capacity hereunder or for the payment of any obligations of the Trust or the Trust Fund.

Executed as of the day and year first above written.

GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.

By:  /s/ Shakti Radhakishun

Name:  Shakti Radhakishun

Title:    Senior Vice President

COUNTRYWIDE HOME LOANS, INC.

By:  /s/ Monica Brudenell

Name:  Monica Brudenell

Title:    First Vice President

COUNTRYWIDE HOME LOANS

SERVICING LP

By: Countrywide GP, Inc., its General Partner

By:  /s/ Monica Brudenell

Name: Monica Brudenell

Title:    First Vice President

Acknowledged By:

DEUTSCHE BANK NATIONAL TRUST COMPANY

not in its individual capacity, but solely as Trustee for HarborView Mortgage Trust 2006-3 Trust Fund under the Pooling Agreement

By:  /s/ Barbara Campbell

Name:  Barbara Campbell

Title:    Vice President

EXHIBIT ONE

Modifications to the Servicing Agreement

1.

The definition of “Business Day” in Section 1 is hereby amended in its entirety to read as follows:

Business Day:  Any day other than a Saturday or Sunday, or a day on which banks and savings and loan institutions in California, Massachusetts, Minnesota, New York or Texas are authorized or obligated by law or executive order to be closed.

2.

The definition of “Eligible Account” in Section 1 is hereby amended in its entirety to be as defined in the Pooling Agreement.

3.

The definition of “Mortgage Interest Rate” in Section 1 is hereby amended by adding the phrase “net of any Relief Act Reduction” to the end of such definition.

4.

The definition of “Opinion of Counsel” in Section 1 is hereby amended in its entirety to read as follows:

Opinion of Counsel:  A written opinion of counsel, who may be an employee of Countrywide, that is reasonably acceptable to the Trust Fund (or the Trustee on behalf of the Trust Fund) provided that any Opinion of Counsel relating to (a) qualification of the Mortgage Loans in a REMIC or (b) compliance with the REMIC Provisions, must be an opinion of counsel reasonably acceptable to the Trust Fund (or the Trustee on behalf of the Trust Fund) and the Depositor who (i) is in fact independent of Countrywide, (ii) does not have any material direct or indirect financial interest in Countrywide or in any affiliate of any such entity and (iii) is not connected with Countrywide as an officer, employee, director or person performing similar functions.

5.

A new definition of “Permitted Investments” is hereby added to Section 1 immediately following the definition of “Periodic Rate Cap” to read as follows:

Permitted Investments:  Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued or managed by the Depositor, the Trust Fund (or the Trustee on behalf of the Trust Fund) or any of their respective Affiliates or for which an Affiliate of the Trust Fund (or the Trustee on behalf of the Trust Fund) serves as an advisor:

(i)

direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii)

(A) such depository institution or trust company or its ultimate parent has a short-term uninsured debt rating in one of the two highest available rating categories of the Rating Agency and (B) any other demand or time deposit or deposit which is fully insured by the FDIC;

(iii)

repurchase obligations with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as principal) rated A or higher by the Rating Agency;

(iv)

securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America, the District of Columbia or any State thereof and that are rated by the Rating Agency in its highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

(v)

commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations) that is rated by the Rating Agency in its highest short-term unsecured debt rating available at the time of such investment;

(vi)

units of money market funds (which may be 12b-1 funds, as contemplated by the Commission under the Investment Company Act of 1940) registered under the Investment Company Act of 1940 including funds managed or advised by the Trust Fund (or the Trustee on behalf of the Trust Fund) or an affiliate thereof having the highest applicable rating from the Rating Agency; and

(vii)

if previously confirmed in writing to the Trust Fund (or the Trustee on behalf of the Trust Fund), any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the Rating Agency in writing as a permitted investment of funds backing securities having ratings equivalent to its highest initial ratings of the Senior Certificates;

provided, however, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

6.

The definition of  “Purchaser” in Section 1 is hereby amended and replaced with the “Trust Fund (or the Trustee on behalf of the Trust Fund”) as defined in this Agreement.

7.

A new definition of “Rating Agency” is hereby added to Section 1 immediately following the definition of “Qualified Substitute Mortgage Loan” to read as follows:

Rating Agency:  Any nationally recognized statistical rating agency rating the securities issued in the applicable Pass-Through Transfer.

8.

A new definition of “Relief Act Reduction” is hereby added to Section 1 immediately following the definition of “Refinanced Mortgage Loan” to read as follows:

Relief Act Reduction:  With respect to any Mortgage Loan as to which there has been a reduction in the amount of the interest collectible thereon as a result of the application of the Servicemembers Civil Relief Act, as amended, or any similar state law, any amount by which interest collectible on such Mortgage Loan for the Due Date in the related Due Period is less than the interest accrued thereon for the applicable one-month period at the Mortgage Interest Rate without giving effect to such reduction.

9.

A new definition of “REMIC Provisions” is hereby added to Section 1 immediately following the definition of “REMIC” to read as follows:

REMIC Provisions:  Provisions of the federal income tax law relating to real estate mortgage investment conduits which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

10.

The definition of “Remittance Date” is amended and restated to read as follows:

Remittance Date:  The 18th calendar day of any month or, if such 18th day is not a Business Day, the Business Day immediately preceding such 18th day.

11.

A new definition of “Sarbanes Certifying Party” is added to Section 1 immediately before the definition of “Seller” to read as follows:

Sarbanes Certifying Party:  A Person who provides a certification required under the Sarbanes-Oxley Act of 2002 on behalf of the Trust Fund.

12.

Subsection 7.03 (Remedies for Breach of Representations and Warranties) is hereby amended as follows:

(i)

by adding the words “(payable from its own funds and not from the Custodial Account)” to the first sentence of the fifth paragraph after the word “indemnify;”

(ii)

by replacing the words “the Purchaser and hold it” at the beginning of the second line of the fifth paragraph with “the Trust Fund (or the Trustee on behalf of the Trust Fund) and hold it;”

(iii)

by replacing each of the references to “the Purchaser” in the last sentence of the fifth paragraph with “the Trust Fund (or the Trustee on behalf of the Trust Fund);”

(iv)

by replacing each of the references to “the Purchaser” in the sixth paragraph with “the Trust Fund (or the Trustee on behalf of the Trust Fund);” and

(v)

by adding the following sentence at the end of Section 7.03:

The enforcement of a right or remedy pursuant to this Section 7.03 shall be by GCA on behalf of the Trust Fund, which the Trustee on behalf of the Trust Fund hereby consents to, and shall have the same force and effect as if the right or remedy had been enforced or exercised by GCFP directly.

13.

Subsection 7.04 (Reserved) is hereby titled “Credit Reporting” and amended as follows:  The Servicer will fully furnish in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company, on a monthly basis.

14.

Subsection 13.01 (Additional Indemnification by the Seller; Third Party Claims) is hereby amended:

(i)

by replacing each of the two references to “the Purchaser” in the first sentence with “the Trust Fund (or the Trustee on behalf of the Trust Fund) and the Depositor;”

(ii)

by replacing the reference to “it” in the first sentence with “each;”

(iii)

by replacing the first and third reference to “the Purchaser” in the second sentence with “the Trust Fund;”

(iv)

by replacing the second reference to “the Purchaser” in the second sentence with “the Trust Fund;”

(v)

by replacing each reference to “the Purchaser” in the fourth sentence with “the Trust Fund (or the Trustee on behalf of the Trust Fund) and the Depositor;” and

(vi)

by replacing the reference to “the Purchaser” in the last sentence with “the Trust Fund.”

15.

Subsection 13.04 (Seller Not to Resign) is hereby amended as follows:

(i)

by replacing the reference to “the Purchaser” in the second line with “the Depositor, the Trustee on behalf of the Trust Fund and each Rating Agency;”

(ii)

by replacing the first reference to “the Purchaser” in the second sentence with “the Depositor, the Trust Fund (or the Trustee on behalf of the Trust Fund) and each Rating Agency;” and

(iii)

by replacing the second reference to “the Purchaser” in the second sentence with “the Depositor, the Trustee and each Rating Agency.”

16.

Subsection 13.05 (No Transfer of Servicing) is hereby amended by replacing the words “prior written approval of the Purchaser” with “the prior written consent of the Purchaser (or its designee), which consent shall not be unreasonably withheld” in the second sentence of the paragraph.

17.

Subsection 14.01 (Events of Default) is hereby amended as follows:

(i)

by replacing each reference to “the Purchaser” with “the Purchaser (or its designee);”

(ii)

by amending and restating clause (i) of Section 14.01 to read as follows:

(i) any failure of the Seller to remit to the Purchaser (or its designee) any payment required to be made under the terms of this Agreement which continues unremedied for a period of one (1) Business Day after the date upon which such payment was required to be made; or

(iii)

by adding the words “subject to clause (ix) of this Subsection 14.01,” at the beginning of clause (ii); and

(iv)

by replacing in clause (ix) the words “Sections 11.25 and 11.26 of the Servicing Addendum, which failure continues unremedied for a period of thirty (30) days” with the words “any failure by the Seller to duly perform, within the required time period, its obligations to provide any certifications, assessments, attestations or statements of compliance under Sections 2(d) and (e) of Amendment Reg AB, which failure continues unremedied for a period of ten (10) days.”

18.

Subsection 14.02 (Waiver of Defaults) is hereby amended by replacing the reference to “The Purchaser” with “The Trust Fund (or the Trustee on behalf of the Trust Fund).”

19.

Section 15.01 (Termination) is hereby deleted in its entirety and replaced by the following:

Section 15.01  Termination

The respective obligations and responsibilities of the Seller shall terminate upon the: (i) the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or the disposition of all REO Property and the remittance of all funds due hereunder; or (ii) in accordance with Section 13.05.

20.

Section 16 (Successor to the Seller) is hereby amended as follows:

(i)

by replacing the words “Prior to” with “Upon” at the beginning of the first sentence of the first paragraph;

(ii)

by replacing the reference to “Section 15.01(ii)” with “Subsection 14.01” in the second line of the first paragraph;

(iii)

by adding the words “, in accordance with the Pooling Agreement,” after the word “shall” in the second line of the first paragraph;

(iv)

by adding the following new sentence immediately after the first sentence of the first paragraph to read as follows:

Any successor to the Seller, as servicer, shall be a FHLMC- or FNMA-approved servicer and shall be subject to the approval of each Rating Agency, as evidenced by a letter from each such Rating Agency delivered to the Trust Fund (or the Trustee on behalf of the Trust Fund) that the transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Certificates.

(v)

by adding the following proviso at the end of the second sentence of the first paragraph immediately before the period to read as follows:

; provided, however, that no such compensation shall be in excess of that permitted the Seller under this Agreement.

(vi)

by replacing the reference to “the Purchaser” in the second line of the second paragraph with “the Trust Fund (or the Trustee on behalf of the Trust Fund);” and

(vii)

by adding the following new paragraph as the fifth paragraph to read as follows:

Except as otherwise provided in this Section 16, all reasonable costs and expenses incurred in connection with any transfer of servicing hereunder (as a result of termination of the Seller), including, without limitation, the costs and expenses of the Trust Fund (or the Trustee on behalf of the Trust Fund) or any other Person in appointing a successor servicer, or of the Trust Fund (or the Trustee on behalf of the Trust Fund) in assuming the responsibilities of the Seller hereunder, or of transferring the Servicing Files and the other necessary data, including the completion, correction or manipulation of such servicing data as may be required to correct any errors or insufficiencies in the servicing data, to the successor servicer shall be paid by the terminated or resigning Seller from its own funds without reimbursement.  Notwithstanding any of the foregoing, all reasonable costs and expenses incurred in connection with any transfer of servicing pursuant to Subsection 15.02 shall be paid by the Trust Fund.

21.

Section 24 (Successors and Assigns; Assignment of Purchase Agreement) is hereby amended by replacing the words “the consent of the Purchaser” at the end of the second sentence with “the prior written consent of the Depositor, the Trust Fund (or the Trustee on behalf of the Trust Fund) and each Rating Agency.”

22.

A new Section 35 (Amendment) is hereby added to the Servicing Agreement to read as follows:

SECTION 35.  Amendment.  This Agreement may be amended only by written agreement signed by the Seller, the Depositor and the Trust Fund (or the Trustee on behalf of the Trust Fund).  The party requesting such amendment shall, at its own expense, provide the Depositor and the Trust Fund (or the Trustee on behalf of the Trust Fund) with an Opinion of Counsel that (i) such amendment is permitted under the terms of this Agreement, (ii) the Seller has complied with all applicable requirements of this Agreement, and (iii) such Amendment will not materially adversely affect the interest of the Certificateholders in the Mortgage Loans.

23.

A new Section 36 (Intended Third Party Beneficiaries) is hereby added to the Servicing Agreement to read as follows:

SECTION 36.  Intended Third Party Beneficiaries.  Notwithstanding any provision herein to the contrary, the parties to this Agreement agree that it is appropriate, in furtherance of the intent of such parties as set forth herein, that the Trust Fund (or the Trustee on behalf of the Trust Fund) and the Depositor each receive the benefit of the provisions of this Agreement as an intended third party beneficiary of this Agreement to the extent of such provisions.  The Seller shall have the same obligations to the Trust Fund (or the Trustee on behalf of the Trust Fund) and the Depositor as if the Trust Fund (or the Trustee on behalf of the Trust Fund) and the Depositor were each a party to this Agreement, and the Trust Fund (or the Trustee on behalf of the Trust Fund) and the Depositor each shall have the same rights and remedies to enforce the provisions of this Agreement as if it were a party to this Agreement.  Notwithstanding the foregoing, all rights and obligations of the Trust Fund (or the Trustee on behalf of the Trust Fund) and the Depositor hereunder (other than the right to indemnification and the indemnification obligations, as applicable) shall terminate upon termination of the Trust Fund pursuant to the Pooling Agreement.

24.

Section 11.01 of the Servicing Addendum (Seller to Act as Servicer) is hereby amended as follows:

(i)

by adding the following proviso at the end of the first paragraph to read as follows:

provided, however, that the Seller shall not knowingly or intentionally take any action, or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, would cause any REMIC created under the Pooling Agreement to fail to qualify as a REMIC or result in the imposition of a tax upon the Trust (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) unless the Seller has received an Opinion of Counsel (but not at the expense of the Seller) to the effect that the contemplated action will not cause any REMIC created under the Pooling Agreement to fail to qualify as a REMIC or result in the imposition of a tax upon any such REMIC created thereunder.

(ii)

by adding the following additional proviso at the end of the first sentence of the second paragraph to read as follows:

; provided, further, no such modification shall be permitted unless the Seller shall have provided to the Trust Fund (or the Trustee on behalf of the Trust Fund) an Opinion of Counsel in writing to the effect that such modification, waiver or amendment would not cause an Adverse REMIC Event (as defined in the Pooling Agreement).  The costs of obtaining such Opinion of Counsel shall be a reimbursable expense to the Seller to be withdrawn from the Custodial Account pursuant to Section 11.05.  Promptly after the execution of any modification of any Mortgage Loan, the Seller shall deliver to the Trust Fund (or the Trustee on behalf of the Trust Fund) the originals of any documents evidencing such modification.

25.

Section 11.04 of the Servicing Addendum (Establishment of Custodial Accounts; Deposits in Custodial Accounts) is hereby amended as follows:

(i)

by adding the words “, entitled ‘in trust for the Trustee on behalf of the HarborView 2006-3 Trust Fund’” at the end of the first sentence of the first paragraph.

(ii)

by adding a new paragraph at the end of the section to read as follows:

“Funds in the Custodial Account shall, if invested, be invested in Permitted Investments; provided, however, that the Seller shall be under no obligation or duty to invest (or otherwise pay interest on) amounts held in the Custodial Account.  All Permitted Investments shall mature or be subject to redemption or withdrawal no later than one Business Day prior to the next succeeding Remittance Date (except that if such Permitted Investment is an obligation of the Seller, then such Permitted Investment shall mature not later than such applicable Remittance Date).  Any and all investment earnings from any such Permitted Investment shall be for the benefit of the Seller and shall be subject to its withdrawal or order from time to time, and shall not be part of the Trust Fund.  The risk of loss of moneys required to be remitted to the Trust Fund (or the Trustee on behalf of the Trust Fund) resulting from such investments shall be borne by and be the risk of the Seller.  The Seller shall deposit the amount of any such loss in the Custodial Account immediately as realized, but in no event later than the related Remittance Date.”

26.

Section 11.05 of the Servicing Addendum (Permitted Withdrawals From the Custodial Account) is hereby amended as follows:

(i)

by adding a new subclause (ix) to read as follows:

(ix)  to reimburse itself for unreimbursed Servicing Advances to the extent that such amounts are nonrecoverable by the Seller pursuant to subclause (iii) above;

(ii)

by adding the following paragraph at the end such Section:

The Seller hereby acknowledges that upon the termination of the Trust Fund on or following the Call Option Date in connection with the purchase of the Mortgage Loans by the Seller pursuant to Section 10.01(a) of the Pooling Agreement, the Seller will not be entitled to reimbursement of any outstanding Monthly Advances or Servicing Advances from the Distribution Account on such date of termination, and shall be entitled to such reimbursement from the Custodial Account under the terms of the Servicing Agreement.

27.

Section 11.06 of the Servicing Addendum (Establishment of Escrow Accounts; Deposits in Escrow Accounts) is hereby amended as follows:

(i)

by adding the words “, entitled ‘in trust for the Trustee on behalf of the HarborView 2006-3 Trust Fund’” at the end of the first sentence of the first paragraph.

(ii)

by adding the following sentence after the first sentence of the second paragraph as follows:

The Seller will be obligated to make Servicing Advances to the Escrow Account in respect of its obligations under this Section 11.06, reimbursable from the Escrow Accounts or Custodial Account to the extent not collected from the related Mortgagor, anything to the contrary notwithstanding, when and as necessary to pursuant to Section 11.08 hereof; provided, however, that Servicing Advances shall not be required to be made by the Seller if such Servicing Advance would, if made, be, in the Seller’s reasonable judgment, nonrecoverable.

28.

The fourth paragraph of Section 11.13 of the Servicing Addendum (Title, Management and Disposition of REO Property) is hereby deleted in its entirety and replaced by the following:

The Seller shall use its best efforts to dispose of each REO Property as soon as possible and shall sell each REO Property in any event within three (3) years after title has been taken to such REO Property, unless (a) a REMIC election has not been made with respect to the arrangement under which the Mortgage Loans and the REO Property are held, or (b) the Seller determines, and gives an appropriate notice to the Trust Fund (or the Trustee on behalf of the Trust Fund) to such effect, that a longer period is necessary for the orderly liquidation of such REO Property and the Seller, at its expense, obtains an extension of time from the Internal Revenue Service to sell the REO Property or provides an Opinion of Counsel that the REMIC status is not affected if the Seller has not disposed of the REO Property within such three (3) year period.  If a period longer than three (3) years is permitted under the foregoing sentence and is necessary to sell any REO Property, the Seller shall report monthly to the Trust Fund (or the Trustee on behalf of the Trust Fund) as to the progress being made in selling such REO Property.

29.

Section 11.17 of the Servicing Addendum (Distributions) is hereby amended as follows:

(i)

by (a) deleting the words “the second Business Day following” in the first sentence of the second paragraph and (b) replacing the words “day following such second Business Day” in the second sentence of the second paragraph with “Business Day on which such remittance was due.”

(ii)

by adding the following paragraph after the second paragraph as follows:

Each remittance pursuant to this Section 11.17 shall be made by wire transfer of immediately available funds to, or by other means of transmission or transfer that causes funds to be immediately available in, the Distribution Account which shall have been designated by the Trust Fund (or the Trustee on behalf of the Trust Fund).

30.

Section 11.18 of the Servicing Addendum (Statements to the Purchaser) is hereby amended by deleting the first sentence in its entirety and replacing it with the following:

Not later than the tenth calendar day of each month (or if such calendar day is not a Business Day, the immediately succeeding Business Day), the Seller shall furnish to the Trust Fund (or the Trustee on behalf of the Trust Fund) the information shown in Exhibit 11 in a format mutually acceptable to the Seller and the Trust Fund (or the Trustee on behalf of the Trust Fund), including but not limited to (i) a monthly remittance advice in written or electronic format (or in such other format mutually agreed to between the Seller and the Trust Fund (or the Trustee on behalf of the Trust Fund)) relating to the period ending on the last day of the preceding calendar month in such form mutually agreed to in writing between the Seller and the Trust Fund (or the Trustee on behalf of the Trust Fund) and (ii) all such information required pursuant to clause (i) above on a magnetic tape or other similar media reasonably acceptable to the Trust Fund (or the Trustee on behalf of the Trust Fund).  In addition, no later than the close of business New York time on the fifth Business Day prior to such Distribution Date, the Seller shall deliver or cause to be delivered to the Trust Fund (or the Trustee on behalf of the Trust Fund) in addition to the information provided in Exhibit 11, such other loan-level information reasonably available to it with respect to the Mortgage Loans as the Trust Fund (or the Trustee on behalf of the Trust Fund) may reasonably require to perform the calculations necessary to make the distributions contemplated by Section 5.01 of the Pooling Agreement.

31.

Section 11.24 of the Servicing Addendum (Servicing Compensation) is hereby amended by deleting the words “(except as otherwise set forth in the related Purchase Price and Terms Letter with respect to any Mortgage Loan Package).”

32.

Section 11.25 of the Servicing Addendum (Statement as to Compliance) is hereby deleted in its entirety.

33.

Section 11.26 of the Servicing Addendum (Independent Public Accountants’ Servicing Report) is hereby deleted in its entirety.

34.

A new definition of “Permitted Investments” is hereby added to Section 1 of the Amendment Reg AB immediately following the definition of “Third-Party Originator” to read as follows:

Trustee:  Deutsche Bank National Trust Company, or any successor thereto as trustee on behalf of the Trust Fund.

35.

Section 2(c) of the Amendment Reg AB is hereby amended by deleting subparts (iv) and (vi) in their entirety and replacing them with the following:

(iv)

For the purpose of satisfying its reporting obligation under the Exchange Act with respect to any class of asset-backed securities, the Company shall (and shall cause each Subservicer and, if applicable, any Third-Party Originator to) (a) provide prompt notice to the Purchaser, (or the Trustee on behalf of the Purchaser) and any Depositor in writing of (1) any merger, consolidation or sale of substantially all of the assets of the Company, (2) the Company’s entry into an agreement with a Subservicer to perform or assist in the performance of any of the Company’s obligations under the Agreement or any Reconstitution Agreement, (3) any Event of Default under the terms of the Agreement or the Reconstitution Agreement to the extent not known by such Purchaser (or the Trustee on behalf of the Purchaser) or Depositor, and (4) any material litigation or governmental proceedings involving the Company, any Subservicer or any Third Party Originator.

(vi)

Not later than ten days prior to the deadline for the filing of any distribution report on Form 10-D in respect of any Securitization Transaction that includes any of the Mortgage Loans serviced by the Company or any Subservicer, the Company or such Subservicer, as applicable, shall, to the extent the Company or such Subservicer has knowledge, provide to the party responsible for filing such report (including, if applicable, the Master Servicer) notice of the occurrence of any of the following events along with all information, data, and materials related thereto as may be required to be included in the related distribution report on Form 10-D (as specified in the provisions of Regulation AB referenced below):  (A) any material modifications, extensions or waivers of Mortgage Loan terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time (Item 1121(a)(11) of Regulation AB; (B) material breaches of  Mortgage Loan representations or warranties or transaction covenants under this Agreement (Item 1121(a)(12) of Regulation AB); and (C) information regarding any  Mortgage Loan changes (such as, additions, substitutions or repurchases), and any material changes in origination, underwriting or other criteria for acquisition or selection of pool assets (Item 1121(a)(14) of Regulation AB).

35.

Section 2(c) of Amendment Reg AB is hereby amended by adding the following subparts:

(vii)

If reasonably requested by the Purchaser or the Trustee on behalf of the Purchaser, the Company shall provide to the Purchaser or the Trustee on behalf of the Purchaser, evidence of the authorization of the person signing any certificate or statement provided pursuant to Section 2(d) and 2(e) of Amendment Reg AB.

(viii)

The Company shall provide to the Purchaser (or the Trustee on behalf of the Purchaser) and any Depositor a description of any affiliation or relationship required to be disclosed under Item 1119 between the Company and any of the parties listed in Items 1119 (a)(1)-(6) of Regulation AB that develops following the closing date of a Securitization Transaction (other than an affiliation or relationship that the Purchaser, the Trustee, the Depositor or the issuing entity is required to disclose under Item 1119 of Regulation AB) no later than 15 calendar days prior to the date the Depositor is required to file its Form 10-K disclosing such affiliation or relationship.  For purposes of the foregoing, the Company (1) shall be entitled to assume that the parties to the Securitization Transaction with whom affiliations or relations must be disclosed are the same as on the closing date if it provides a written request (which may be by e-mail) to the Depositor or the Trustee on behalf of the Purchaser, as applicable, requesting such confirmation and either obtains such confirmation or receives no response within three (3) Business Days, (2) shall not be obligated to disclose any affiliations or relationships that may develop after the closing date for the Securitization Transaction with any parties not identified to the Company pursuant to clause (D) of paragraph (i) of this Section 2(c), and (3) shall be entitled to rely upon any written identification of parties provided by the Depositor, the Purchaser or any master servicer.

(ix)

In addition to such information as the Company, as servicer, is obligated to provide pursuant to other provisions of this Agreement, if requested by the Purchaser or any Depositor, the Company shall provide such information  which is reasonably available regarding the servicing of the Mortgage Loans as is reasonably required to facilitate preparation of distribution reports in accordance with Item 1121 of Regulation AB.

36.

Sections 2(d) and 2(e) of the Amendment Reg AB are hereby amended by deleting such sections in their entirety and replacing them with the following:

(d)

Servicer Compliance Statement.

On or before March 5 of each calendar year, commencing in 2007, the Company shall deliver to the Purchaser (or the Trustee on behalf of the Purchaser) and any Depositor a statement of compliance addressed to the Purchaser (or the Trustee on behalf of the Purchaser) and any Depositor and signed by an authorized officer of the Company, to the effect that (i) a review of the Company’s servicing activities during the immediately preceding calendar year (or applicable portion thereof) and of its performance under the servicing provisions of this Agreement and any applicable Reconstitution Agreement during such period has been made under such officer’s supervision, and (ii) to the best of such officers’ knowledge, based on such review, the Company has fulfilled all of its servicing obligations under this Agreement and any applicable Reconstitution Agreement in all material respects throughout such calendar year (or applicable portion thereof) or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such officer and the nature and the status thereof.

(e)

Report on Assessment of Compliance and Attestation.

(i)

On or before March 5 of each calendar year, commencing in 2007, the Company shall:

(A)

deliver to the Purchaser (or the Trustee on behalf of the Purchaser) and any Depositor a report regarding the Company’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB.  Such report shall be addressed to the Purchaser (or the Trustee on behalf of the Purchaser) and such Depositor and signed by an authorized officer of the Company, and shall address each of the applicable Servicing Criteria specified on Exhibit B hereto delivered to the Purchaser concurrently with the execution of this Agreement (wherein “Investor” shall be deemed to mean the Master Servicer on behalf of the trust);

(B)

deliver to the Purchaser (or the Trustee on behalf of the Purchaser) and any Depositor a report of a registered public accounting firm that attests to, and reports on, the assessment of compliance made by the Company and delivered pursuant to the preceding paragraph.  Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act;

(C)

cause each Subservicer and each Subcontractor determined by the Company pursuant to Section 2(f)(ii) to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB (each, a “Participating Entity”), to deliver to the Purchaser (or the Trustee on behalf of the Purchaser) and any Depositor an assessment of compliance and accountants’ attestation as and when provided in paragraphs (A) and (B) of this Section 2(e); and

(D)

deliver, and cause each Participating Entity to deliver, to the Purchaser (or the Trustee on behalf of the Purchaser), any Depositor or any other Person that will be responsible for signing the certification (a “Sarbanes Certification”) required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002) on behalf of an asset-backed issuer with respect to a Securitization Transaction a certification in the form attached hereto as Exhibit A; provided that such certification delivered by the Company may not be filed as an exhibit to, or included in, any filing with the Commission.

The Company acknowledges that the party identified in clause (i)(D) above may rely on the certification provided by the Company pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission.

(ii)

Each assessment of compliance provided by a Subservicer pursuant to Section 2(e)(i)(A) shall address each of the applicable Servicing Criteria specified on Exhibit B hereto (wherein “Investor” shall mean the Trustee) delivered to the Purchaser concurrently with the execution of this Agreement or, in the case of a Subservicer subsequently appointed as such, on or prior to the date of such appointment.  An assessment of compliance provided by a Participating Entity pursuant to Section 2(e)(i)(C) need not address any elements of the Servicing Criteria other than those specified by the Company pursuant to Section 2(f).

37.

Section 2(f)(i) of Amendment Reg AB is hereby amended by adding the words “, (or the Trustee on behalf of the Purchaser)” after the word “Purchaser” in the first sentence.

38.

Section 2(f)(ii) of Amendment Reg AB is hereby amended by adding the words “, (or the Trustee on behalf of the Purchaser)” after the word “Purchaser” in such section and by adding the words “and certification” after the word “attestation” in the last sentence of the second paragraph of such section.

39.

Section 2(g)(i) of Amendment Reg AB is hereby amended by adding the following subpart:

(iv)

If the indemnification provided for herein is unavailable or insufficient to hold harmless the indemnified party, then the indemnifying party agrees that it shall contribute to the amount paid or payable by such indemnified party as a result of any claims, losses, damages or liabilities uncured by such indemnified party in such proportion as is appropriate to reflect the relative fault of such indemnified party on the one hand and the indemnifying party on the other.

40.

Section 2(g) of Amendment Reg AB is hereby amended by adding the following subpart:

(v)

The indemnification shall survive the termination of this Agreement or the termination of any party to this Agreement.

41.

Section 3 of Amendment Reg AB is hereby amended by deleting the words “seek the consent of the Purchaser for” and adding the words “notify the Purchaser in writing of the Company’s” after the word “shall” in such section.

42.

Exhibit B of Amendment Reg AB is hereby deleted in its entirety and replaced with Exhibit Five attached hereto.

EXHIBIT TWO

List of Mortgage Loans

EXHIBIT THREE

Servicing Agreement

EXHIBIT FOUR

Additional Representations and Warranties

Countrywide Servicing, as Servicer, represents, warrants and covenants to GCFP, GCA and the Trustee as of the Reconstitution Date that:

(i)

The Servicer is a limited partnership, duly organized, validly existing and in good standing under the laws of the State of Texas and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Servicer in any state in which a Mortgaged Property related to a Mortgage Loan is located or is otherwise not required under applicable law to effect such qualification and no demand for such qualification has been made upon the Servicer by any state having jurisdiction and, in any event, is in compliance with the doing business laws of any such State, to the extent necessary to ensure its ability to enforce each Mortgage Loan serviced and to service the Mortgage Loans in accordance with the terms of this Agreement;

(ii)

The Servicer has the full power and authority to service each Mortgage Loan which the Servicer is required to service hereunder, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary action on the part of the Servicer the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery thereof by the other parties thereto, constitutes a legal, valid and binding obligation of the Servicer, enforceable against the Servicer in accordance with its terms, except to the extent that (a) the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium, receivership and other similar laws relating to creditors’ rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

(iii)

The execution and delivery of this Agreement by the Servicer, the servicing of the Mortgage Loans by the Servicer hereunder, the consummation by the Servicer of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Servicer and will not (A) result in a breach of any term, condition or provision of the organizational documents of the Servicer or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which the Servicer is a party or by which it may be bound, or any statute, order or regulation applicable to the Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Servicer; and the Servicer is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or, to the Servicer’s knowledge, would in the future materially and adversely affect, (x) the ability of the Servicer to perform its obligations under this Agreement or (y) the business, operations, financial condition, properties or assets of the Servicer taken as a whole;

(iv)

The Servicer is an approved seller/servicer for Fannie Mae and an approved servicer for Freddie Mac in good standing and is a HUD-approved non-supervised mortgagee pursuant to Section 203 and Section 211 of the National Housing Act, and no event has occurred, including but not limited to a change in insurance coverage, that would make the Servicer unable to comply with HUD, Fannie Mae or Freddie Mac eligibility requirements or which would require notification to any of HUD, Fannie Mae or Freddie Mac;

(v)

No action, suit, proceeding, investigation or litigation is pending or, to the best knowledge of the Servicer, threatened against the Servicer that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Servicer to service the Mortgage Loans or to perform any of its other obligations hereunder in accordance with the terms hereof; and

(vi)

No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of, or compliance by the Servicer with, this Agreement or the consummation by the Servicer of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the date of this Agreement.

(vii)

The Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

(viii)

The Servicer is a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the MERS Mortgage Loans for as long as such Mortgage Loans are registered with MERS; and

(ix)

The Servicer has established an anti-money laundering compliance program to the extent required by applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2003, and the laws and regulations administered by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), which prohibit dealings with certain countries, territories, entities and individuals named in OFAC’s Sanction Programs and on the Specially Designated Nationals and Blocked Persons List. The Mortgage Loans have been originated, and documentation related thereto shall be maintained, in material compliance with such program.

EXHIBIT FIVE

EXHIBIT B

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.
1122(d)(1)(iv)

A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

X
Cash Collection and Administration
1122(d)(2)(i)

Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X
1122(d)(2)(iii)

Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

X
1122(d)(2)(iv)

The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

X
1122(d)(2)(v)

Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X
1122(d)(2)(vii)

 Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

X
Investor Remittances and Reporting
1122(d)(3)(i)

Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.

X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.	X
1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements	X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X
1122(d)(4)(iv)

Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.

X
1122(d)(4)(v)	The Servicer’s records regarding the mortgage loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X
1122(d)(4)(vi)

Changes with respect to the terms or status of an obligor's mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

X
1122(d)(4)(vii)

Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

X
1122(d)(4)(viii)

Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.	X
1122(d)(4)(x)

Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xi)

Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xii)

Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

X
1122(d)(4)(xiii)

Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.